Texas Association of Realtors
Improved Property Commercial Lease

Use of this form by persons who are not members of the Texas Association of Realtors is not authorized.

1.  PARTIES:  The parties to this lease are the owner of the Property  Hillsboro
Loan  Investors,   L.P.  (Landlord)  and  the  tenant  L.B.  Foster  Company,  a
Pennsylvania Corporation (Tenant).

2. LEASED PREMISES: Landlord leases to Tenant the following described real property, known as the "leased premises," along with all its improvements: See Rider to Section 2.

3. TERM:

A. Term: The term of this lease is fourteen (14) months, commencing on February 1, 2001 (Commencement Date) and ending on March 31, 2002 (Expiration Date).

B. Delay of Occupancy: Deleted

4.  RENT AND EXPENSES:

A. Base Monthly Rent:  See Rider to Section 4(A).

B. Prorated Rent: If the Commencement Date is on a day other than the first day of a month, Tenant will pay Landlord as prorated rent, and amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in the month in which this lease commences. The prorated rent is due on or before the Commencement Date.

C. -

D. Place of Payment: Tenant will remit all amounts due Landlord under this lease to Landlord at 7001 Preston Road, Suite 500, Dallas, Texas 75205 Attention:
James S. Ziegler or to such other person or at such other place as Landlord may designate in writing.

E. Method of Payment: Tenant must pay all rent timely without demand, deduction, or offset, except as permitted by law or this lease. Time is of the essence for the payment of rent. If Tenant fails to timely pay any amounts due under this lease or if any check of Tenant is returned to Landlord by the institution on which it was drawn, Landlord may require Tenant to pay, in addition to any other available remedy, all amounts due under this lease by certified funds providing written notice to Tenant.

F. Late Charges: If Landlord does not actually receive a rent payment at the designated place of payment within 5 days after the date the rent is due, Tenant will pay Landlord a late charge equal to 5% of the base monthly rent. The mailbox is not the agent for receipt for Landlord. The late charge is a cost associated with the collection of rent and Landlord's acceptance of a late charge does not waive Landlord's rights to exercise remedies under Paragraph 20.

G. -

5. SECURITY DEPOSIT: Upon execution of this lease, Tenant will pay a security deposit to Landlord in the amount of $50,000,00. Landlord may apply the security deposit to any amounts owed by Tenant under this lease. If Landlord applies any part of the security deposit any time this lease is in effect to amounts owed by Tenant, Tenant must, within 10 days after receipt of notice from Landlord, restore the security deposit to the amount stated. Within a reasonable time after this lease ends, Landlord will refund the security deposit to Tenant less any amounts applied toward amounts owed by Tenant. See Rider to Section 5.

6.  TAXES:  See Rider to Section 6.

7. UTILITIES: Tenant will pay all charges for the use of all utility services to the leased premises and any connection charges. NOTICE: Tenant should determine if any and all necessary utilities (e.g., water, gas, exlectricity, telephone, sewer, etc.) are available to the leased premises, are adequate for Tenant's intended use, and the cost to provide necessary utilities.

8.  TENANT'S INSURANCE:

A. During all times this lease is in effect, Tenant must maintain in full force and effect:

(1) -

(2) -

(3)  See Rider to Section 8(A) (3).

See Rider to Section 8(D).

See Rider to Section 8(E).

9. USE AND HOURS: Tenant may use the leased premises for the following purpose and no other. Any lawful purpose.

10.  LEGAL COMPLIANCE:

A.  Tenant may not use or permit any part of the leased premises to be used for:

(1) any activity which is a nuisance or is offensive, noisy, or dangerous; (2) any activity that interferes with Landlord's management of the Property;
(3) any activity that violates any applicable law, regulation, zoning ordinance, restrictive covenant, governmental order, owner's association rules, tenant's association rules,Landlord's rules or regulations, or this lease; (4) any hazardous activity that would require any insurance premium on the Property or leased premises to increase or that would void any such insurance; (5) any activity that violates any applicable federal, state, or local law, including but not limited to those laws related to air quality, water quality, hazardous materials, wastewater, waste disposal, air emissions, or other environmental matters.

B. "Hazardous material" means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent, or oil as defined by a federal, state, or local environmental law, regulation or ordinance, or rule existing as od the date of this lease or later enacted.

C. Landlord does not represent or warrant that the leased premises or Property conform to applicable restrictions, zoning ordinanced, setback lines, parking requirements, impervious ground cover ratio requirements, and other matters that may relate to Tenant's intended use. Tenant must satisfy itself that the leased premises may be used as Tenant intends by independently investigating all matters related to the use of the leased premises or Property. Tenant agrees that it is not relying on any warranty or representation made by Landlord, Landlord's agent, or any broker concerning the use of the leased premises or Property.

11.  SIGNS:  See Rider to Section 11(A).

12.  ACCESS BY LANDLORD:

A. During Tenant's normal business hours Landlord may enter the leased premises for any reasonable purpose, including but not limited to purposes for repairs, maintenance, alterations, and showing the leased premises to prospective tenants or purchasers. Landlord may access the leased premises after Tenant's normal business hours with Tenant's permission or to complete emergency repairs. Landlord will not unreasonably interfere with Tenant's business operations when accessing the leased premises.

13. MOVE-IN CONDITION: Tenant has inspected the leased premises and accepts it in its present as-is condition. Landlord and any agent have made no express or implied warranties as to the condition or permitted use of the leased premises or Property.

14. MOVE-OUT CONDITION AND FORFEITURE OF TENANT'S PERSONAL PROPERTY: See Rider to Section 14 (A) See Rider to Section 14 (D)

15.  MAINTENANCE AND REPAIRS:

A. Cleaning: Tenant must keep the leased premises clean and sanitary and promptly dispose of all garbage in appropriate receptacles. Tenant will provide, at its expense, reasonable janitorial services to the leased premises. B. Repairs of Conditions Caused by a Party: Each party must promptly repair a condition caused, either intentionally or negligently, by that party or party's guests, patrons, invitees, contracotr or permitted subtenants.

C.  Repair and Maintenance Responsibility:  See Rider to Section 15 (C).

D. Repair Persons: Repairs must be completed by trained, qualified, and insured repair persons.

E. Deleted

F. Deleted

G. Deleted

H. Failure to Repair: If Tenant fails to repair or maintain an item for which Tenant is responsible within 10 days after Landlord provides Tenant written notice of the needed repair or maintenance, Landlord may: (1) Repair or maintain the item, without any liability for any damage or loss to Tenant, and Tenant must immediately reimburse Landlord for the cost to repair or maintain; or (2) exercise Landlord's remedies under Paragraph 20.

16.  ALTERATIONS:

A. See Rider to 16(A).

B. Tenant may alter any locks or any security devices on the Property or the leased premises without Landlord's consent. Tenant must immediately deliver the new keys and access devices to the Landlord.

C. If a government order requires alteration or modification to the leased premises, the party obligated to maintain or repair the item to be modified or altered as designated in Paragraph 15 will, at its expense, modify or alter the item in compliance with the order.

D. Any alterations, improvements, fixtures or additions to the Property or leased premises installed during the term of this lease will become Landlord's property and must be surrendered to Landlord at the time this lease ends.

17. LIENS: Tenant may not do anythind that will cause the title of the Property or leased premises to be encumbered in any way. If Tenant causes a lien to be filed against the Property or leased premises, Tenant will within 20 days after the Landlord demands Tenant to take action to remove the lien, pay the lien or take whatever action is necessary to cause the lien to be released of record. Tenant will provide Landlord a copy of any release Tenant obtains pursuant to this paragraph. See Rider to Section 17.

18. LIABILITY: To the extent permitted by law, Landlord it NOT responsible to Tenant or Tenant's employees, patrons, guest, or invitees for any damages, injuries, or losses to person or property caused by:

A. an act, omission, or neglect of : Tenant, Tenant's guest; Tenant's employees; Tenant's patrons; Tenant's invitees; or any other tenant on the property;

B. Fire, flood, water leaks, ice, snow, hail, winds, explosion, smoke, riot, strike, interruption of utilities, theft, burglary, robbery, assault, vandalism, other persons, environmental contaminants, or other occurrences or casualty losses.

19. INDEMNITY: Tenant will indemnify and hold Landlord harmless from any property damage, personal injury, suits, actions, liabilities, damages, cost of repairs or services to the leased premises or Property, or any other loss caused negligently or otherwise, by Tenant or Tenant's employees, patrons, guests, or invitees.

20.  DEFAULT:

A. If Landlord fails to comply with this lease within 30 days after Tenant notifies Landlord of Landlord's failure to comply, Landlord will be in default and Tenant may seek any remedy provided by law. If, however, Landlord's non-compliance reasonably requires more than 30 days to cure, Landlord will not be in default if the cure is commenced within the 30 day period and is diligently pursued.

B. If Landlord does not actually receive at the place designated for payment any rent due under this lease See Rider to Section 20(B).

C. If Tenant is in  default,  Landlord  may:  (i) except as provided in Rider to
Section 20(C) to the contract terminate Tenant's right to occupy the leased premises by providing Tenant with at least 3 days written notice; and (ii) accelerate all rents which are payable during the remainder of this lease or any renewal period without notice or demand. Landlord will attempt to mitigate any damage or loss caused by Tenant's breach. If Tenant is in default, Tenant will be liable for:

(1) any lost rent;

(2) Landlord's cost of reletting the leased premises, including brokerage fees, advertising fees, and other fees necessary to relet the leased premises; (3) repairs to the leased premises for use beyond normal wear and tear; (4) all Landlord's costs associated with eviction of Tenant, such as attorney's fees, court costs, and prejudgement interest; (5) all Landlord's costs associated with collection of rent such as collection fees, late charges and return check charges; (6) cost of removing any equipment and trade-fixtures left on the leased premises by Tenant; (7) cost of removing any trash, debris, personal property, hazardous materials,or environmental contaminants left by Tenant or Tenant's employees, patrons, guests, or invitees in the leased premises or Property; and (8) any other recovery to which Landlord may be entitled by law. See rider to Section 20(C).

21. ABANDONMENT,  INTERRUPTION OF UTILITIES,  REMOVAL OF TENANT'S PROPERTY,  AND
LOCKOUT: Chapter 93 of the Texas Property Code governs the rights and obligations of the parties with regard to: (a) abandonment of the leased premises; (b) interruption of utilities; (c) removel of Tenant's personal property; and (d) lockout of Tenant.

22. HOLDOVER: Tenant fails to vacate the leased premises at the time this lease ends, Tenant will become a tenant-at-will and must vacate the leased premises immediately upon receipt of demand from Landlord. No holding over by Tenant, with or without the consent of Landlord, will extend this lease. Tenant will indemnify Landlord and any prospective tenants for any and all damages caused by the holdover. Rent for any holdover period will be 2 times the base monthly rent plus any additional rent calculated on a daily basis and will be immediately due and payable daily without notice or demand.

23.  LANDLORD'S LIEN AND SECURITY INTEREST: Deleted.

24. ASSIGNMENT AND SUBLETTING: Tenant may assign this lease or sublet any part of the leased premises without Landlord's written consent. If Tenant assigns this lease or sublets any part of the leased premises, Tenant will remain liable for all of Tenant's obligations under this lease regardless if the assignment or sublease is made with or without the consent of Landlord.

25.  RELOCATION:  Deleted.

26.  SUBORDINATION:  See Rider to Section 26.

27.  ESTOPPEL CERTIFICATES:  Deleted.

28.  CASUALTY LOSS:  See Rider to Section 28.

29.  CONDEMNATION:  See Rider to Section 29.

30. ATTORNEY'S FEES: Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgement interest, reasonable attorney's fees, and all other costs of litigation from the nonprevailing party.

31. REPRESENTATIONS: Tenant's statements in this lease and any application for rental are material representations relied upon by Landlord. Each party signing this lease represents that he or she is of legal age to enter into a binding contract and is authorized to sign the lease. If Tenant makes any misrepresentation in this lease or in any application for rental, Tenant is in default.

32. Deleted.

33. ADDENDA: Incorporated into this lease are the addenda, exhibits and other information marked in the Addenda and Exhibit section of the Table of Contents. If Landlord's Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may, at its descretion, amend from time to time.

34.  AGREEMENT OF PARTIES:

A. Entire Agreement: This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement.
B. Binding Effect: This lease is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.
C. Joint and Several: All Tenants are jointly and severally liable for all provisions of this lease. Any act of notice to, or refund to, or signature of, any one or more of the Tenants regarding any term of this lease, its renewal, or its termination is binding on all Tenants.
D. Controlling Law: The laws of the State of Texas govern the interpretation, performance, and enforcement of this lease.
E. Severable Clauses: If any clause in this lease is found invalid or unenforcable by a court of law, the remainder of this lease will not be affected and all other provisions of this lease will remain valid and enforceable.
F. Waiver: Landlord's delay, waiver, or non-enforcement of acceleration, contractural or statuatory lien, rental due date, or any other right will not be deemed a waiver of any other or subsequent breach by Tenant or any other term in this lease.
G. Quiet Enjoyment: Provided that Tenant is not in default of this lease, Landlord covenants that Tenant will enjoy possession and use of the leased premises free from serious interference.
H. Force Majeure: If Landlord's performance of a term in this lease is delayed by strike, lock-out, shortage of material, governmental restriction, riot, flood, or any cause outside Landlord's control, the time for Landlord's performance will be abated until after the delay.

35. NOTICES: All notices under this lease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:

Tenant                                    Landlord:
at the address of the leased premises.    At 7001 Preston Road, Suite 500 ATTN:
                                          James S. Ziegle, Dallad, Texas 75205
                                          Fax (214) 219-2080
with a copy to: Tenant (Attn: Chief
Executive Officer)
415 Holiday Drive
Pittsburgh, PA  15220
Fax: (412) 928-7891

36.  SPECIAL PROVISIONS:

 1.  See Rider to Section 36(A) and Rider to Section 36(B).
 2. The Addendum and Exhibits "A", "B" and "C" attached hereto are incorporated Herein for all purposes.



Real estate brokers are not qualified to render legal advice, property inspections, surveys, engineering studies (e.g. Studies of the structures, drainage and soil conditions), environmental assessments, tax advice, financial advice, or inspections to determine compliance with zoning, governmental regulations, or any law (e.g., ADA, Texas Architectural Barriers Statute, etc.). The parties should seek experts to render such services. Selection of such experts is the responsibility of the parties and not the real estate broker. The terms of this lease are negotiable among the parties. This is intended to be a legal agreement binding upon final acceptance. READ IT CAREFULLY. If you do not understand the effect of this Lease, consult your attorney BEFORE signing.

Hillsboro Loan Investors, L.P.                  L. B. Foster Company
-------------------------------------------     --------------------------------
Landlord By: United Mortgage Services, Inc.     Tenant

By /s/James Ziegle  President                    By:/s/S.L. Hasselbusch 2/14/01
-------------------------------------------      -------------------------------
As general partner of Landlord                                            Date

                                ADDENDUM TO LEASE
                                 BY AND BETWEEN
                 HILLSBORO LOAN INVESTORS, L.P. (the "LANDLORD")
                                       AND
                       L.B. FOSTER COMPANY (the "TENANT")

1. Rider to Section 2. That certain 7.277 acre tract of land located in Hill County, Texas, and more particularly described in Exhibit "A" attached hereto and made part hereof for all purposes ("Tract A") and the building (the "Building") and other improvements located thereon and Seller's interest, if any, in that certain 1.356 acre tract of land located in Hill County, Texas, and more particularly described in Exhibit "B" attached hereto and made a part hereof for all purposes ("Tract B"), together with any and all improvements situated thereon (together, Tract A and Tract B together with the building and all other improvements situated thereon are herein referred to as the "Property" or the "leased premises").

2. Rider to Section 4(A). On or before the first day of each month during the Term of this Lease, Tenant will pay to Landlord
       Base Monthly Rental as follows:

(i) $7,000.00 per month, commencing on February 1, 2001 through August 31, 2001; and (ii) $8,000.00 per month, commencing on September 1, 2001 through March 31, 2002.

3. Rider to Section 5. The $50,000.00 security deposit is the same $50,000.00 which has been deposited as earnest money pursuant to the terms of that certain Contract for the Purchase and Sale of Real Property attached hereto as Exhibit "C" and made a part hereof for all purposes (the "Purchase and Sale Agreement").

4. Rider to Section 6. Tenant shall pay all real property ad valorem taxes assessed against the Property. At the time of execution of this Lease, Landlord shall furnish Tenant with written notice ("Tax Notice") of the amount of Taxes, together with a copy of the applicable tax bills, for the calendar year 2000. Tenant shall pay to Landlord one-twelfth (1/12th) of the aggregate amount of the Taxes at the time each Base Monthly Rental payment is due during the Term of the Lease. At the time the actual Taxes for the calendar year 2001 are available, Landlord will notify Tenant of the actual amount of the Taxes and either (a) Tenant shall pay to Landlord, upon demand, the deficit amount, if any, between the amount of Taxes paid for the calendar year 2001, during the Term of the Lease based upon the calendar year 2000 Taxes and the actual Taxes due and owing based upon the calendar year 2001 Taxes, or (b) Landlord shall credit (the "Credit") against the Tenant's obligation to pay Taxes for that portion of the calendar year 2002, during the Term of the Lease, the amount of overpayment, if any, between the amount of Taxes paid for the calendar year 2001, during the Term of this Lease based upon the calendar year 2000 Taxes and the actual Taxes due and owing based upon the calendar year 2001 Taxes. Commencing January 1, 2002, Tenant shall pay to Landlord one-twelfth (1/12th) of the aggregate amount of the Taxes at the time each Base Monthly Rent payment is due during the Term of the Lease based upon the actual Taxes for the calendar year 2001 (less the Credit, if any). At the time the actual Taxes for the calendar year 2002 are available, Landlord shall notify Tenant of the actual amount of the Taxes and either (x) Tenant shall pay to Landlord, upon demand, the deficit amount, if any, between the amount of Taxes paid for the calendar year 2002, during the Term of the Lease based upon the calendar year 2001 Taxes and the actual Taxes due and owing based upon the calendar year 2002 Taxes, or (y) Landlord shall pay to Tenant, upon demand, the amount of overpayment, if any, between the amount of Taxes paid for the calendar year 2002, during the term of the Lease based upon the calendar year 2001 Taxes and the actual Taxes due and owing based upon the calendar year 2002 Taxes. The obligations to pay the deficit amounts and/or to refund any overpayments shall survive the termination of the Lease. The term ("Taxes") shall mean and include only all real property and ad valorem taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, without limitation, assessments for public improvements or benefits, which shall during the Term hereof be assessed, levied and imposed upon the Property based upon its value. In addition, Tenant shall pay, or caused to paid before delinquency all taxes, assessments, license fees and other charges that are levied or assessed against Tenant's personal property, trade fixtures, and leasehold improvements located in, on, or at the Property. Tenant shall only be responsible for Taxes assessed for the period within the term of the Lease and not for any Taxes which are due and owing for any period of time prior to the term of the Lease.

5. Rider to Section 8(A)(3). In addition, Tenant must maintain in full force and effect during the Term of the Lease the following:

         (a) Contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder; (b) Insurance covering the full value of the leasehold improvements in the leased premises and other property of Tenant and others in the leased premises; and
         (c) Workmen's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, at the applicable statutory limits.

       Landlord shall maintain any and all liability and fire and extended coverage insurance policies that are insuring Landlord and/or the
       Property and are in effect on the date of this Lease. In addition, Landlord shall maintain casualty and property insurance coverage for the replacement value of the Building (approximately 93,500 square feet). Landlord shall furnish Tenant with satisfactory evidence of such insurance policies promptly after the execution of this Lease, together with a statement as to the premium costs thereof, which shall include a breakdown based upon a monthly proration. Tenant shall pay to Landlord at the time each Base Monthly Rental payment is due during the Term of the Lease the monthly proration of premium costs. If, during the Term of the Lease, the insurance expires, Landlord shall either renew or obtain new insurance in the same amounts and the premium costs shall be redetermined, if necessary, to reflect the actual costs of such renewed or new policies, and the monthly proration shall be based thereon. Said insurance shall name the Landlord as the sole insured thereunder.

6. Rider to Section 8(D). All insurance required under Section 8 shall be issued by such good and reputable insurance companies qualified to do and doing business in the State of Texas which shall be reasonably acceptable to the Landlord. All insurance required to be maintained by Tenant hereunder shall not be subject to a deductible in excess of $250,000.00.

7. Rider to Section 8(E). Tenant waives any and all rights to recover against Landlord for any loss or damage to Tenant arising from any costs covered by any insurance required to be carried by Tenant pursuant to
       Section 8 or any other property insurance actually carried by Tenant to the extent of the limits of such policy. Tenant will cause its respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Property or the contents of the Property.

8. Rider to Section 11(A). Tenant shall have the right to post or install signs on the Property without the consent of the Landlord. All signs installed by the Tenant must comply with all laws, restrictions, zoning ordinances and any governmental order relating to signs on the Property. Tenant shall not be required to remove any signs at the termination of this Lease in the event that Tenant purchases the Property in accordance with the provisions of the Rider to Section 36 hereof; otherwise, Tenant shall be required, upon move out and at Tenant's expense, to remove, without damage to the Property or the leased premises, any and all signs that are placed on the Property by the Tenant, and, in such event, at Landlord's option, the Landlord may require the Tenant to surrender the signs to the Landlord.

9. Rider to Section 14(A). Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be responsible in this Lease for any Pre-existing Condition (i.e., a condition of the leased premises which existed prior to the Commencement Date of the Lease).

10. Rider to Section 14(D). Tenant shall have the right, upon termination of the Lease, in the event Tenant is not in default under the Lease at such time, to remove any and all equipment, leasehold improvements, fixtures and non-moveable property of any kind or character, located on, attached to and/or made in or upon the Property, provided that Tenant shall repair or, at Landlord's action, shall pay Landlord to repair, any and all damage to the Property, or any part thereof, caused by such removal. Tenant shall not have the right to remove any structural alterations, structural additions or structural improvements to the Building itself at the termination of the Lease, and the same shall be the Landlord's property at the end of the Term and shall remain on the Property without compensation to Tenant, subject to the provisions of the Rider to Section 36 hereafter set forth.

11. Rider to Section 15(C). Tenant shall maintain and repair in good order and operable condition (subject, however, to reasonable wear and tear), the Building and all parts thereof, including but not limited to mechanical, plumbing, electrical, air conditioning and heating systems, structure, roof, foundation, parking areas and landscaping situated on the land owned by the Landlord upon which the Building is situated and used in connection with the Building, at Tenant's sole cost and expense. Tenant is also responsible, at its sole cost and expense, for the repair and maintenance of its personal property located at the leased premises. Notwithstanding the foregoing, Tenant is not responsible for repairing any Pre-existing Conditions of the leased premises.

12. Rider to Section 16 (A). Except as hereinafter provided to the contrary, Tenant shall not make or permit any structural alterations, structural additions or structural improvements of any kind or nature to the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may modify existing structural support steel and foundations as necessary to accommodate Tenant's bridge cranes. For these purposes the term "structural" shall refer to the roof, foundation, and structural walls of the Building or the demolition of all or any part of the Building. Tenant shall have the right, however, to remove or add internal, and non-structural walls within the Building without the consent of the Landlord.

13. Rider to Section 17. If the lien is not removed within said twenty (20) day period, then within said time period Tenant shall deliver to Landlord a bond or other security reasonably satisfactory to Landlord in the amount of 110% of the lien. If Tenant fails to timely take any such action, then Landlord may pay the claim without inquiry as to the validity thereof, and any amount so paid, including expenses and interest, shall be paid by Tenant to Landlord upon demand after Landlord has delivered to Tenant an invoice therefor.

14.  Rider to Section  20(B).  After the word  "Lease" in the first  sentence of
     Section 20(B) and for the remainder of that paragraph, the following language is substituted in lieu of the language which has been crossed out:
     "within ten (10) days after Landlord provides Tenant with written notice that it has not received the rent payment on the date the payment was due under the Lease, Tenant will be in default. If Tenant fails to comply with this Lease for any other reason within ten (10) days after Landlord provides Tenant with written notice of its failure to comply, Tenant will be in default. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be required to give Tenant more than three (3) such written notices of any default in rent within the Term of the Lease, and once three (3) such written notices have been given, if Landlord does not thereafter actually receive at the place designated for payment any rent due on the lease within ten (10) days after it is due, Tenant will be in default."

15. Rider to Section 20(C). Notwithstanding the foregoing, Landlord shall not terminate Tenant's right to occupy the leased premises for any reason other than non-payment of rent unless it provides Tenant with at least thirty (30) days written notice setting forth therein the nature of the default and Tenant does not cure the default to the reasonable satisfaction of the Landlord within said thirty (30) day period of time; provided, however, that if Tenant's non-compliance reasonably requires more than thirty (30) days to cure, Tenant will not be in default if the cure commences within the thirty (30) day period and is diligently pursued.

16. Rider to Section 26. This Lease shall be subordinate to all matters which constitute "Permitted Exceptions" under the Purchase and Sale Agreement.

17. Rider to Section 28. In the event the Property or any portion thereof shall be destroyed by fire or any other casualty prior to the expiration of the Term of this Lease, Tenant shall immediately notify Landlord thereof. Within ten (10) days following Tenant's notification to Landlord, Landlord and Tenant shall select a contractor (the "Contractor") who shall determine the cost of such repair and restoration and the time period in which the same can reasonably be expected to be completed. If Landlord and Tenant cannot agree upon the Contractor within said period of time, then each contractor selected by each party, if any, and as to which each party has given the other party written notice, within said ten (10) day period if time, shall, within five (5) days following the expiration of said ten (10) day period, select a third contractor, who shall then become the Contractor for the purposes hereunder, and the decision of that Contractor shall be final and binding. If either party fails to so advise the other party of a Contractor within said ten (10) day period of time, then the Contractor shall be the contractor selected by the party who did provide such notice to the other party within said ten (10) day period of time. If the repair and restoration can reasonably be expected to be completed before the expiration of the Term of the Lease, then Landlord shall, to the extent of the insurance proceeds required to be carried by Tenant hereunder, and/or which are carried by Landlord and paid for by Tenant hereunder (collectively, the "Insurance Proceeds") which are available for use by the Landlord, undertake to repair and/or restore the Property to the condition which existed prior to such casualty. Landlord shall diligently and expeditiously proceed to make such repair or restoration in a good and workmanlike manner and to complete the same prior to the expiration of the Term of the Lease, and the Lease shall be extended, if necessary, to enable the Landlord to so complete the repair and restoration. Notwithstanding the foregoing, Tenant shall have the right to undertake and restore the Property, in which event Landlord and Tenant shall assign the Insurance Proceeds to the Tenant, and the Tenant shall repair and restore the Property to the extent of the Insurance Proceeds that are available. In such event, Tenant shall diligently and expeditiously proceed to make such repair or restoration in a good and workmanlike manner and complete the same prior to the expiration of the Term of the Lease and the Lease shall be extended, if necessary, to permit the Tenant to make such repair and/or restoration. In the event, however, it is determined by the Contractor that the Property cannot be repaired or restored in a good and workmanlike manner prior to the expiration of the Term, then, within ten (10) days following the receipt of such determination by the Contractor, Tenant shall have the option, by written notice delivered to Landlord within said ten
     (10) day period of time, of either: i) terminating this Lease by giving notice thereof to Landlord and this Lease shall thereupon be of no further force or effect and the parties hereto shall not have any further rights, duties, obligations, liabilities hereunder; or (ii) requiring Landlord to sell the Property to Purchaser pursuant to the terms of the Purchase and Sale Agreement and to transfer and assign to Tenant at the closing all of Landlord's right, title and interest in and to the Insurance Proceeds and/or recoveries payable as a result of any such destruction. In the event of any such fire or other casualty, Landlord shall not compromise or settle any claim therefrom with any insurance company or any other party without the prior written consent of Tenant provided Tenant is not in default of this Lease and has elected to purchase the Property as herein provided.

18. Rider to Section 29. In the event the Property or any portion thereof shall become the subject of any condemnation, eminent domain or other similar proceedings or be taken or condemned by any governmental authority or entity prior to the expiration of the Term of this Lease, Landlord shall immediately notify Tenant thereof, and Tenant shall have the option of either: i) terminating this Lease by giving written notice thereof to Landlord, and this Lease shall thereupon be of no further force or effect and no party hereto shall have any further rights, obligations or liabilities hereunder; or ii) requiring Landlord to convey remaining portion of the Property to Tenant pursuant to the terms and provisions of the Sale and Purchase Agreement and to transfer and assign to Tenant at the closing, all of Landlord's right, title and interest in and to any award and/or compensation made or to be made by reason of such condemnation or other proceeding. In the event Tenant has elected to purchase the Property as provided above, Landlord shall not compromise or settle any claim connected with any such proceeding without the prior written consent of Tenant, and Landlord agrees, so long as Tenant is not in default, Tenant shall have the right to join in and fully participate with Landlord in connection with any such proceeding.

19.      Rider to Section 36.  Purchase and Sale Agreement.

A. Notwithstanding anything contained in this Lease to the contrary, on the expiration date of the Term of this Lease (or the next business day following such expiration date, as the case may be), Tenant shall be obligated to close the purchase of the Property pursuant to the Purchase and Sale Agreement, on the condition that the Tenant, as purchaser, is required to close thereunder. In the event that Tenant, as purchaser, is not required to close or, for any reason fails or refuses to close, unless the closing thereunder is postponed in accordance with the provisions of the Purchase and Sale Agreement, Tenant shall be a tenant from month-to-month, and the provisions of Section 22 of this Lease shall thereupon become applicable. If the Tenant fails to close the purchase of the Property for any reason which shall not constitute an event of default by Tenant under the Purchase and Sale Agreement and for which the Closing may be postponed, this Lease shall continue, upon the same terms and conditions and at the same rental herein set forth, until the date set for Closing pursuant to the Purchase and Sale Agreement, whereupon Tenant shall be required to close and this Lease shall terminate. In the event Tenant fails or refuses to so close at that time, any holdover by Tenant hereunder shall be subject to the provisions of Section 22 of this Lease. Notwithstanding anything contained in this Lease to the contrary, in the event the Tenant fails to close the purchase of the Property pursuant to the terms and conditions of the Purchase and Sale Agreement due to a default by the Landlord, as seller under the Purchase and Sale Agreement, the base monthly rental for such holdover period shall be at the rate then due and payable by the Tenant as the base monthly rent under the Lease and not two (2) times the base monthly rent as provided in Section 22 of this Lease. Notwithstanding anything contained in this Lease to the contrary, the rights and remedies granted to Landlord and Tenant under this Lease shall be in addition to, and not in lieu of, the applicable rights and remedies granted to Landlord, as seller, and Tenant, as purchaser, under the Purchase and Sale Agreement. The parties hereto agree that in the event Tenant shall default under the terms and provisions of this Lease, and the Landlord elects to terminate this Lease and/or in the event that Tenant, as purchaser, should breach any of the terms and provisions of the Purchase and Sale Agreement and the Landlord, as seller, shall elect to terminate the Purchase and Sale Agreement, then, upon the happening of either or both events, Landlord shall have the right to file of record an affidavit (the "Affidavit") evidencing the termination of the Lease and/or the Purchase and Sale Agreement, as the case may be; provided, however, Tenant shall have the right to contest the filing of the Affidavit by bringing a suit in the appropriate court in Dallas County, Texas, to have the filing of the Affidavit removed, which lawsuit must be filed within sixty (60) days following Tenant's receipt of written notice from the Landlord, together with a copy of the filed Affidavit, stating that the Affidavit has been filed of record and that a lawsuit must be filed within sixty (60) days following Tenant's receipt of this notice in order to contest the same. If the Tenant does not timely file a lawsuit in the appropriate court in Dallas County, Texas, contesting the filing of the Affidavit, it shall be presumed that the Affidavit was correct. This provision shall survive the termination of the Lease and/or the Purchase and Sale Agreement.

B. Landlord and Tenant each agree that it shall perform the following obligations hereinafter imposed upon it, as soon as practicable within the Term of this Lease, which shall be completed on or before the date that Tenant is required to close the purchase of the Property, as purchaser, under the Purchase and Sale Agreement:

(i) Tenant will be responsible for filling in the underground storage tank located in the center of the Building and will also be responsible for performing all remediation recommended by the environmental assessment performed for Tenant by T-2 Environmental except the remediation that will be necessary as a result of leakage of the underground storage tank located in the front (southeast corner) of the building (the "Front Tank").

(ii) On or before July 1, 2001, Landlord will remove the Front Tank and perform any remediation resulting therefrom or required in connection therewith and restore the disturbed areas to their pre-existing condition all in accordance with this Agreement and applicable laws of the State of Texas. The Landlord shall provide Tenant advance notice two (2) business days prior to taking final verification samples and shall obtain and deliver to Tenant an original final report addressed to Landlord and Tenant from the environmental contractor who removes the Front Tank stating that the tank has been removed and cleaned up in accordance with Texas law; this report shall have been signed by a professional engineer registered in the State of Texas and shall include the engineer's unqualified professional opinion that the Tank was removed and remedial action was completed in accordance with the provisions of this Agreement and applicable laws. In addition, Landlord will use all due diligence and commercially reasonable efforts to obtain from the TNRCC an "LPST letter" with respect to the Front Tank.

(iii) Each of the parties agrees to indemnify and hold harmless the other from and against any and all costs, damages, liabilities, expenses and legal fees arising out of or attributable to a breach by the indemnifying party of its obligations under this Section 36B. The obligations hereunder shall survive the purchase of the leased premises by Tenant or its assignee.

         C. Simultaneously with the execution of this Lease, Landlord is executing and delivering to Tenant an assignment of all of Landlord's right, title and interest in $175,783.00 in insurance proceeds owed to Landlord by Royal & Sunalliance of Stockton, California. In addition, Landlord will obtain from Royal & Sunalliance of Stockton, California a consent to such assignment together with a description of the requirements that must be satisfied before such insurance proceeds become payable.

                               MEMORANDUM OF LEASE

         This Memorandum of Lease (the "Memorandum") is made as of ______________________________, 2001, by and between Hillsboro Loan Investors,
L.P. (the "Landlord") and L.B. Foster Company (the "Tenant") to evidence of record the execution of that certain unrecorded Lease by and between Landlord and Tenant, dated _______________________, 2001 (the "Lease").

         1. The real property which is the subject of this Memorandum and of the Lease is described on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Property").

2. The term of the Lease is fourteen (14) months, commencing on February 1, 2001, and expiring on March 31, 2001. The Tenant has no option to extend the Lease. The Tenant does have an obligation to purchase the Property according to the terms and provisions of a Purchase and Sale Agreement which is attached to the Lease; however, upon the happening of an event of default under the Lease and/or the Purchase and Sale Agreement, Landlord may file of record an affidavit (the "Affidavit") that all of Tenant's rights pursuant to the Lease and/or the Purchase and Sale Agreement have been terminated. Tenant shall have the right to contest the filing of the Affidavit by bringing a suit in the appropriate court in Dallas County, Texas, to have such filing removed. Unless said lawsuit is filed within sixty (60) days following Tenant's receipt of notice that such Affidavit has been filed, together with a copy of the Affidavit, it shall be presumed that the Affidavit was correct.

         3. The Lease provides that the Tenant shall not do anything that will cause the title of the Property to be encumbered in any way. Consequently, any person or entity providing labor and/or materials on or with respect to the Property or any improvements thereon, for or on behalf of the Tenant, whether directly or indirectly, whether through contract, subcontract, or otherwise, is advised that the Tenant has no right to encumber the fee of the Property.

         4. The terms and conditions of the Lease are incorporated herein by reference. This Memorandum is prepared for the purpose of recordation and in no manner modifies the terms and conditions of the Lease. If there is any consistency between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.


         IN WITNESS WHEREOF, the parties executed this Memorandum as of the date and year hereinbefore set forth.

                        HILLSBORO LOAN INVESTORS, L.P.,

                        By: United Mortgage Services, Inc., general partner
                                        By:
                                      Name:
                                     Title:


                                    LANDLORD

                                                     L.B. FOSTER COMPANY

                                                     By:
                                      Name:
                                     Title:

STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

         This instrument was acknowledged before me on ______________________________, 2001, by _____________________________,
___________________________    of   United    Mortgage    Services,    Inc.,   a
___________________________ corporation, on behalf of said corporation, and the corporation acknowledged this instrument as partner on behalf of Hillsboro Loan Investors, L.P., a partnership.


                                                  Notary Public, State of Texas
                                                  Notary's Name (printed):
                                                  Notary commission expires:


STATE OF                            )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me on ______________________________, 2001, by _____________________________,
___________________________ of L.B. Foster Company, a Pennsylvania corporation, on behalf of said corporation.


                                                     Notary Public, State of


                                                     Notary's Name (printed):
                                                     Notary commission expires:




RJT/bac

Exhibit A

FIELD NOTES for a lot, tract, or parcel of land containing 7.277 acres lying and situated in the J.E. Ross Survey A-750 in Hillsboro, Hill County, Texas. Said land is that certain 7.285 acre tract described in a deed from Spartan Copper, Incorporated to Hillsboro Loan Investors, L.P. as recorded in Volume 864, Page 134 of the Official Public Records of Hill County, and is more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" iron rod found in the northwest line of U.S. Highway 77 for the south corner of said 7.285 acre tract, said point being the most easterly corner of a tract described in a deed to Franklin Industries, Inc. as recorded in Volume 928, Page 772 of the Official Public Records of Hill County:

THENCE: N 44 deg 53 min 0 sec W 599.95 feet along Franklin's northeast line to a 5/8" iron rod found for corner:

THENCE: N 35 deg 54 min 0 sec E 94.55 feet, and N 50 deg 17 min 15 sec W 82.27 feet and N 31 deg 49 min 30 sec E 259.24 feet along Franklin's line, 5/8" iron rods found at all corners:

THENCE:  S 85 deg 52 min 0 sec E 369.45 feet to a1/2" iron rod set for corner:

THENCE: S 42 deg 37 min 15 sec E 181.00 feet to a railroad spike found for corner:

THENCE: S. 21 deg 51 min 0 sec 118.04 feet to a railroad spike found for corner in the northwest line of said U.S. Highway 77;

THENCE:  Around a curve to the left with radius  2024.86 feet an arc distance of
255.26 feet (Chord: S 26 deg 19 min 30 sec W 255.09 feet) to a1/2" iron rod set for corner;

THENCE:  S 29 deg 7 min 10 sec W 190.88 feet to a1/2" iron rod set for corner;

THENCE: S 17 deg 26 min 10 sec W 115.00 feet to the point of beginning, containing 7.277 acres of land.

EXHIBIT B

FIELD NOTES for a lot, tract, or parcel of land containing 1.356 acres lying and situated in the J.H. Ross Survey A-750 in Hillsboro, Hill County, Texas. Said land is that certain 1.52 acre tract described in a deed from Hillsboro Lake Park Association to Robintech, Inc. as recorded in Volume 507, Page 497 of the Deed Records of Hill County. Said land is more particularly described by mete and bounds as follows:

BEGINNING at railroad spike found for the most easterly corner of a tract described in a deed to Hillsboro Loan Investors, L. P. as recorded in Volume 864, Page 134 of the Official Public Records of Hill County;

THENCE: N 21 deg 51 min 0 sec W 118.04 feet to a railroad spike found for corner;

THENCE:  N 42 deg 37 min 15 sec W 181.00 feet to a1/2" iron rod set for corner;

THENCE: N 85 deg 52 min 0 sec W 369.45 feet to a 5/8" iron rod found for corner;

THENCE:  N 30 deg 43 min 0 sec E 99.95 feet to a1/2" iron rod found for corner;

THENCE: S 80 deg 18 min 55 sec E 299.57 feet and S 68 deg 39 min 37 sec E 327.05 fet along a fence, 5/8" iron rods found for corners;

THENCE: S 31 deg 57 min 50 sec W 219.12 feet to the point of beginning, containing 1.356 acres of land.